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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report dated January 30, 1998 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-49822. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.



                                       /s/ Arthur Andersen LLP
                                           ARTHUR ANDERSEN LLP



Orange County, California
January 30, 1998


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